UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2023

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

18455 S. Figueroa Street
Gardena, CA	90248
(Address of principal executive offices)	(Zip Code)

(424) 276-7616

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFIE	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	FFIEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2023, Xuefeng Chen notified Faraday Future Intelligent Electric Inc. (the “Company”), of his decision to resign from his position as Global Chief Executive Officer of the Company effective September 29, 2023. Mr. Chen also resigned from his position as a member of the Board of Directors of the Company (the “Board”) effective September 29, 2023. Effective September 29, 2023, Mr. Chen will resume his prior position as FF China Chief Executive Officer, based in China, and will assume a new role as Executive Vice President of Global Industrialization of the Company. In this position, Mr. Chen will focus on the launch of the FF 91 2.0 Futurist Alliance in China and the next stage of developments with the dual home markets of China and the United States. Mr. Chen will also focus on the implementation of the Company’s China business development plans, including establishing FF China joint venture, accessing China automotive market,, integrating the China supply chain, and ongoing costs reductions. There is no disagreement surrounding Mr. Chen’s resignation.

On September 21, 2023, the Board appointed Mattias Aydt to succeed Mr. Chen as Global Chief Executive Officer and as a member of the Board, effective September 29, 2023.

Mr. Aydt, age 66, has served as the Company’s Senior Vice President of Business Development and Product Definition since November 2019, overseeing business development of the Company’s business to business sales, technology licensing and strategic cooperation as well as leading its product strategy for future products, and has served as a member the Board from July 2021 to March 2023. Mr. Aydt has served in various leadership roles at the Company, including Senior Vice President of Product Execution, Vice President of Vehicle Engineering and Vehicle Chief Engineer and Head of Hardware Architecture. Mr. Aydt has extensive experience in the automotive industry. Prior to joining the Company in July 2016, Mr. Aydt served as the Vice President of Vehicle Engineering of Qoros Auto from January 2015 to May 2016, held various positions at Magna Steyr from 2006 to 2014, including Branch Manager and Head of Project Management at Magna Steyr China. Mr. Aydt received his Bachelor of Science degree from Fachhochschule Ulm - Hochschule für Technik..

The Company is in the process of determining potential changes to the compensation arrangements for Mr. Aydt in connection with Mr. Aydt’s appointment as Global Chief Executive Officer. There are no arrangements or understandings between Mr. Aydt and any other persons, pursuant to which he was appointed Global Chief Executive Officer, no family relationships among any of the Company’s directors or executive officers and Mr. Aydt, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his role as FF China Chief Executive Officer and Executive Vice President, Global Industrialization of the Company, the Board approved changes to Mr. Chen’s compensation as set forth in the employment agreement, by and among the Company and its subsidiary, Faraday&Future, Inc. and Mr. Chen dated as of November 27, 2022 (the “Employment Agreement”). Pursuant to the changes, Mr. Chen will be entitled to a base salary of $750,000 and eligible for an annual performance-based bonus of up to $450,000 under the Company’s bonus plan. Mr. Chen’s total annual cash target will be reduced 20% to $1,200,000. All other compensation terms set forth in the Employment Agreement remain unchanged and are disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 28, 2022.

Item 7.01 Regulation FD Disclosure

On September 21, 2023, the Company issued a press release related to the matters described in Item 5.02. A copy of the press release is included as Exhibit 99.1 and incorporated herein by reference. The information contained in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

No.	Description of Exhibits
99.1	Press Release of the Company, dated September 21, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Date: September 21, 2023	By:	/s/ Jonathan Maroko
	Name:	Jonathan Maroko
	Title:	Interim Chief Financial Officer

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